Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zion Oil & Gas, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2021, with respect to the audited financial statements of Zion Oil & Gas, Inc., which appear in its Annual Report on Form 10-K, for the years ended December 31, 2020 and 2019. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ RBSM, LLP
www.rbsmllp.com
New York, New York
June 10, 2021